Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Financial Institutions, Inc.:

We consent to the use of our report dated March 14, 2018, with respect to the consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for the year ended December 31, 2017, and the related notes of Financial Institutions, Inc., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Rochester, New York

November 30, 2020